Exhibit 99.1

Wrap Technologies Appoints Marc Thomas as Chief Executive Officer

David Norris to Remain on the Board of Directors Subsequent to CEO Transition

TEMPE, Arizona, July 30, 2020 -- Wrap Technologies, Inc. (the “Company” or “Wrap”) (Nasdaq: WRTC), an innovator of modern policing solutions, today announced that its Board of Directors has appointed Marc Thomas as its new Chief Executive Officer, effective today. Thomas will succeed David Norris, who has served as the Company’s Chief Executive Officer since December 2018, and who will retain his position as a director following the transition.

“On behalf of the Board of Directors, I would like to thank David for the many contributions he has made since becoming CEO,” said Scot Cohen, Executive Chairman of Wrap Technologies. “Under David’s leadership, Wrap has grown from a nascent business concept into a company with an established brand, a proven product, and a robust and growing, global customer base.”

“It’s been a great privilege to lead Wrap through its startup phase, and I’m very proud of the work the entire team has accomplished to bring the idea of a new remote restraint device to life,” said David Norris, Director of Wrap Technologies. “With worldwide sales accelerating, the board of directors, the rest of the management team, and I came to the conclusion that it was an appropriate time in the company’s history to bring on a leader with a deep operational background to support the Company’s growth. As a fellow shareholder and staunch believer in the importance of Wrap’s mission, I’m very encouraged that we’ve found such a capable leader in Marc, whose background and track record speak for themselves when it comes to experience in related fields and successfully scaling businesses.”

“I’d also like to personally welcome Marc aboard,” Cohen continued. “Marc has a long history of successfully leading and growing organizations, and we’re confident that the expertise he has developed across a broad array of industries will be of great benefit to Wrap. We’re very excited to have him as part of the team.”

Marc Thomas is an experienced executive with a diverse background who has successfully led and advised teams in a variety of industries including financial markets, aerospace engineering and manufacturing, management consulting, government, and the armed services.

Incoming Chief Executive Officer Marc Thomas commented, “With the momentum Wrap has been building over the past year, it’s an incredibly exciting time to be joining the team. Wrap is working to close a critical gap that exists in policing, and by doing so, it will benefit not just law enforcement officers, but all of us. Today, the BolaWrap is more prominent than ever before, and more and more agencies are beginning to view it as a ‘must have’ rather than a ‘nice to have.’ I’m looking forward to leveraging my past experience to help effectively scale the business and accelerate the Company’s growth over the coming quarters and years.”

Thomas joins Wrap from Thorium Capital Ventures and Consulting where, during his 14 year tenure as president and CEO, he was responsible for private equity deal sourcing, valuing, acquiring, and operating small to medium sized manufacturing and services companies, as well as serving as an interim president, CEO, and board member of several portfolio manufacturing and asset management companies. While serving as a Chief Operating Officer in a private equity portfolio company, Marc worked "shoulder-to-shoulder" with various direct reports and staffers to develop SOPs / SOWs / and key metrics to design and implement a growth strategy resulting in annual increases of 27% and 189% in sales revenues and operating profit, respectively.

From 2001 to 2006, he held multiple leadership positions at General Electric Company including manager of the Corporate Initiatives Group, general manager of Rail, and chairman, president, and CEO of Aviation Materials. At GE Aviation Materials, Marc designed and successfully implemented a turnaround strategy that rapidly grew the business from $151 million to $246 million in sales revenue, and $9 million to $31 million in operating profit.

During his career, Thomas has also served as an engagement manager at McKinsey & Company, a legislative assistant to the Office of Senator Dirk Kempthorne, a special advisor to the Office of the Vice President at the White House, an adjunct associate professor to the School of Engineering & Applied Sciences at Columbia University, and an assistant professor to the Department of Systems Engineering at the United States Military Academy.

Prior to his work in the private sector, Thomas served as a Detachment Commander and Civil-Military & Psychological Operations Officer in the 5th Special Forces Group in the United States Army. He holds a JD in corporate and intellectual property law from the University of Texas School of Law in Austin, an MBA in international finance and management as well as an MS in industrial engineering and operations research from Columbia University, and a BS in civil and environment engineering from Stanford University.

About Wrap Technologies (Nasdaq: WRTC)
Wrap Technologies is an innovator of modern policing solutions. The Company’s BolaWrap 100 product is a patented, hand-held remote restraint device that discharges an eight-foot bola style Kevlar® tether to restrain an individual at a range of 10-25 feet. Developed by award winning inventor Elwood Norris, the Company’s Chief Technology Officer, the small but powerful BolaWrap 100 assists law enforcement to safely and effectively control encounters, especially those involving an individual experiencing a mental crisis. For information on the Company please visit www.wraptechnologies.com. Examples of recent media coverage are available as links under the “Media” tab of the website.

Trademark Information: BolaWrap and Wrap are trademarks of Wrap Technologies, Inc. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements – Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company’s overall business, total addressable market and expectations regarding future sales and expenses. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to successful implement training programs for the use of its products; the Company’s ability to manufacture and produce product for its customers; the Company’s ability to develop sales for its new product solution; the acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the business impact of health crises or outbreaks of disease, such as epidemics or pandemics; the ability to obtain export licenses for counties outside of the US; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors included in the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other SEC filings. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

WRAP TECHNOLOGIES CONTACT:
Paul M. Manley
VP – Investor Relations
612-834-1804
pmanley@wraptechnologies.com